UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

LAIRD SUPERFOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5303 Spine Road, Suite 204, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 588-3600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2026, Laird Superfood, Inc. (the “Company”) appointed Mark Johnson as the Company’s Chief Financial Officer, effective October 1, 2026. Upon the effectiveness of his appointment, Mr. Johnson will serve as the Company’s principal financial officer and principal accounting officer.

Mark Johnson, age 58, brings more than 25 years of finance experience in both public consumer-packaged-goods and private-equity-backed companies, including beverage, food, and premium pet food.  He joins from Tropicana Brands Group, where he served as Vice President of Finance for North America from February 2025 to June 2026. Prior to joining Tropicana in 2025, Mr. Johnson spent five years at Champion Pet Foods, where he served as Vice-President for Commercial & Supply Chain Finance. Mr. Johnson previously held numerous senior leadership roles at Danone. He previously spent 10 years at Pepsi Bottling Company where he held leadership roles in corporate planning and finance.

In connection with his appointment, the Company and Mr. Johnson entered into an offer letter on August 31, 2026 (the “Offer Letter”), which provides for an initial annual base salary of $375,000 and eligibility for an annual cash bonus targeted at 50% of base salary, with Mr. Johnson’s bonus for 2026 to be pro-rated based on his October 1, 2026 start date. As a member of the Company’s executive team, Mr. Johnson will also be eligible to participate in the Company’s equity incentive plans and in the other benefit plans and programs generally available to the Company’s executive officers. If Mr. Johnson’s employment is terminated by the Company other than for cause, or if he resigns for good reason, he will be eligible for a severance payment equal to six months of his then-current base salary and up to six months of COBRA continuation coverage. The Offer Letter contemplates that the Company and Mr. Johnson will enter into a more comprehensive employment agreement memorializing these and other terms.

The Company will enter into its standard form of indemnification agreement for directors and certain officers with Mr. Johnson, a copy of which was previously filed as Exhibit 10.6 of the Company’s Registration Statement on Form S-1 (filed with the Securities and Exchange Commission on September 20, 2020), and the terms of which are incorporated herein by reference.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as Chief Financial Officer. There are no family relationships between Mr. Johnson and any director or executive officer of the Company. In addition, there are no transactions to which the Company is or was a participant and in which Mr. Johnson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.
On September 4, 2026, the Company issued a press release announcing the appointment of Mr. Johnson. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIRD SUPERFOOD, INC.

Date: September 4, 2026	By:	/s/ Jason Vieth
	Name:	Jason Vieth
	Title:	Chief Executive Officer